THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN TAKEN FOR INVESTMENT PURPOSES ONLY. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


$_______                                                             ______ 2006


                              AMENDED AND RESTATED
                       CONVERTIBLE SECURED PROMISSORY NOTE

        THIS AMENDED AND RESTATED CONVERTIBLE SECURED PROMISSORY NOTE ("Note") is hereby issued by IElement Corporation, a Nevada corporation ("Borrower") to _________________ ("Lender"). This Note amends and restates in its entirety that certain Secured Promissory Note dated ___________, 2005 in the principal amount of $___________ (the "Original Note")

        FOR VALUE RECEIVED, Borrower hereby unconditionally promises to pay on demand to the order of Lender in lawful money of the United States of America and in immediately available funds, the aggregate principal sum of up to $__________ or, if less, the aggregate principal amount of the borrowing outstanding (the "Principal Amount") together with accrued and unpaid interest thereon, in the manner set forth herein. Borrower further agrees to pay interest on the Principal Amount at the rate per annum equal to ____ %. The parties hereto acknowledge and agree that neither party has defaulted on the terms of the Original Note and that they have exchanged new consideration in connection with the issuance of this Note.

        Interest shall be calculated from and including the date of this Note to but not including the date such Principal Amount has been repaid in full. Interest shall be calculated on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed and shall be paid together with the outstanding Principal Amount, as provided in Section 1 of this Note.

1.      Repayment.

        (a) The outstanding Principal Amount and all interest accrued thereon shall be payable by Borrower to Lender in thirty-six (36) equal monthly installments of $__________, with the first payment due and payable on _________ 2006 and the remaining thirty-five (35) installments due on the same day of each consecutive month thereafter until paid in full.

        (b) Borrower may at any time and from time to time prepay the Principal Amount, in whole or in part, without premium or penalty.

2.      Security Agreement.

        This Note is entitled to the benefit of that certain Security Agreement, dated as of __________, 200__, between Lender and Borrower (the "Security Agreement"), pursuant to which Lender is granted a first priority security interest in the Collateral (as such term is defined in the Security Agreement). This Note shall be subject to the terms and conditions set forth in such Security Agreement.

3.      Place of Payment; Application of Payments.

        All amounts payable hereunder shall be payable to Lender in United States dollars at such bank account as shall be designated by Lender in the Demand Notice in immediately available funds. Payment on this Note shall be applied first to any expenses of collection, then to accrued interest, and thereafter to the outstanding principal balance hereof.

4.      Default.

        The occurrence of any of the following events is an Event of Default ("Event of Default"):

        (a) Failure To Pay Principal, Interest Or Other Fees. The Borrower fails to pay any installment of principal, interest or other fees hereon PROVIDED, HOWEVER, the Borrower shall have ten (10) days to cure any such failure.

        (b) Breach Of Covenant. The Borrower breaches any covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after the occurrence thereof.

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

        (c) Breach Of Representations And Warranties. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading; provided, however, the Borrower shall have thirty (30) business days to cure such failure.

        (d) Receiver Or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

        (e) Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.

        (f) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower; provided, however, that where such action is instituted against the Borrower but is dismissed within thirty (30) days after the filing of such petition, this provision shall not apply to such action.

        (g) Stop Trade. An SEC stop trade order or trading suspension of the Common Stock for five (5) consecutive trading days or five (5) days during a period of 10 consecutive trading days, excluding in all cases a suspension of all trading on an exchange.

        (h) Default Under Related Agreement. The occurrence of an Event of Default under and as defined in the Security Agreement.

5.      Default Payment.

        (a) Payment. If an Event of Default occurs, the Lender, at its option, may elect, in addition to all rights and remedies of Lender under the Security Agreement and all obligations of Borrower under the Security Agreement, to require the Borrower to make a Default Payment ("Default Payment"). The Default Payment shall be 105% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable

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

to the Lender, then to accrued and unpaid interest due on the Note and then to the principal balance of the Note.

        (b) Payment Date and Default Notice. The Default Payment shall be due and payable on the fifteenth (15th) calendar day after the date written notice is sent from the Lender to the Borrower of an Event of Default as defined in Section 4 ("Default Payment Date"). The period between the date of the written notice from the Lender to the Borrower of an Event of Default and the Default Payment Date shall be the "Default Notice Period." If during the Default Notice Period, the Borrower cures the Event of Default, the Event of Default will no longer exist and any rights the Lender had pertaining to the Event of Default will no longer exist. If the Event of Default is not cured during the Default Notice Period, all amounts payable hereunder shall be due and payable on the Default Payment Date, all without further demand, presentment or notice, or grace period, all of which hereby are expressly waived.

        (c) Cumulative Remedies. The remedies under this Note shall be cumulative.

6.      Conversion.

        (a) Mechanics of Conversion. At any time from the date hereof, Lender may at its option elect to convert all (but not less than all) of the outstanding Principal Amount and unpaid accrued interest thereon as of such date into shares of the Borrower's Common Stock, $0.001 par value per share in accordance with this Section 6. The Lender shall give at least 15 days prior notice to Borrower of the date on which such conversion is to be effectuated (such date, the "Conversion Date"). The number of shares of Common Stock to which Lender shall be entitled upon such conversion shall be determined by dividing (x) the outstanding Principal Amount and unpaid accrued interest thereon as of the Conversion Date by $0.035 (the "Conversion Price")

        On the Conversion Date, the outstanding Principal Amount and unpaid accrued interest thereon shall be converted automatically into the Common Stock without further action by the Lender and whether or not this Note has been surrendered to Borrower or its transfer agent, and Lender shall be deemed to be the shareholder of record as of the Conversion Date with respect to the Common Stock. Within fourteen (14) days subsequent to the Conversion Date Lender shall surrender this Note to Borrower or its transfer agent, duly marked cancelled and, in exchange therefor, Lender shall receive from Borrower share certificates evidencing

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

the Common Stock in the name or names in which Lender wishes such certificate or certificates to be issued. If within fourteen (14) days of the Conversion Date, Lender is unable to deliver this Note, Lender shall notify Borrower or its transfer agent that such Note has been lost, stolen or destroyed and shall deliver to Borrower an acknowledgement that the obligations evidenced by this Note, shall have been upon the Conversion Date be deemed fully satisfied, and, if requested by Borrower, Lender shall execute an agreement reasonably satisfactory to Borrower to indemnify Borrower from any loss incurred by it in connection with inability of Lender to deliver such Note.

        (b) Issue Taxes. Borrower shall pay any and all stamp, issue and other taxes that may be payable in respect of the issuance or delivery of the Common Stock.

        (c) Reservation of Stock Issuable Upon Conversion. Upon any automatic conversion pursuant to Section 6(a) above, Borrower will take all corporate action as may be necessary to increase its authorized but unissued shares of Common Stock Common Stock, as the case may be, to such number of shares as shall be sufficient to effect the conversion of this Note under
Section 6(a) above, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to Borrower's certificate of incorporation.

        (d) Fractional Shares. No fractional shares shall be issued upon the conversion of this Note into Common Stock. If the conversion would result in the issuance of a fraction of a share of Common Stock, Borrower shall, in lieu of issuing any fractional share, pay Lender who is otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date, with respect to the Common Stock (in each case as determined in good faith by the Board of Directors of Borrower and agreed to by Lender).

        (e) Adjustment Provisions. The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined herein, shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                (i) Reclassification, Etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                (ii) Stock Splits, Combinations And Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                (iii)   Share Issuances. Subject to the provisions of this
Section 6, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock to a person other than the Lender (otherwise than (1) pursuant to Subsections i or ii above or this subsection e; (2) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Lender in writing; (3) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower for a consideration per share (the "Offer Price") less than the Conversion Price in effect at the time of such issuance, then the Conversion Price shall be immediately reset to such lower Offer Price; or (4) pursuant to any agreement entered into by the Borrower or any of its subsidiaries for the acquisition of another business (whether by stock purchase or asset purchase, merger or otherwise; or (5) for services rendered by consultants; ((1), (2), (3)
(4) and (5) above, are hereinafter referred to as the "Excluded Issuances")). For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Conversion Price only upon the conversion, exercise or exchange of such securities.

                (iv) Computation Of Consideration. For purposes of any computation respecting consideration received pursuant to Subsection iii above, the following shall apply:

                        (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Borrower for any underwriting of the issue or otherwise in connection therewith;

                        (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Borrower (irrespective of the accounting treatment thereof); and

                        (c) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Borrower upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Subsection iv).

        7.      Waiver.

        Except as otherwise provided herein, Borrower waives presentment and written demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. BORROWER WAIVES ITS RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY CLAIMS ARISING UNDER THIS NOTE TO THE FULLEST EXTENT PERMITTED BY LAW. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

        8.      Expenses; Attorney's Fees; Collection Costs.

        Borrower agrees that it will pay the reasonable costs and expenses of the parties (including legal and accounting fees) in connection with this Note. Without limiting the foregoing, if there has been an Event of Default by Borrower hereunder, Lender shall be entitled to receive and Borrower agrees to pay all costs of enforcement and collection incurred by Lender, including, without limitation, reasonable attorney's fees relating thereto.

        9.      Successors and Assigns; Assignment.

        The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof. Borrower may assign this Note to any of its affiliates.

         10.      Further Assurances.

         Borrower shall, at any time and from time to time, upon the written request of Lender, execute and deliver to Lender such further documents and instruments (including, without limitation, financing statements in connection with Lender's security interest granted hereby) and do such other acts and things as Lender may reasonably request in order to effectuate fully the purpose and intent of this Note.


BORROWER


IELEMENT CORPORATION



By:_______________________
Name:_____________________
Title:____________________



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